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                                                                                                      EXHIBIT 11

                                                 STIRLING COOKE BROWN HOLDINGS LIMITED

                                   STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE

                               (Expressed in thousands of United States Dollars, except per share data)


                                                                          2000                               2001
                                                          ---------------------------------   -----------------------------------
                                                          Continuing Discontinued             Continuing  Discontinued   --------
                                                          operations operations    Total      operations  operations     Total


                                                                       As of or for the three months ended June 30,
                                                                       --------------------------------------------
Net loss.........................................          $ (1,790)  $   (416)    $ (2,206)   $ (1,128)   $ (1,148)   $ (2,276)
                                                          =========  =========    =========   =========   =========   =========

BASIC
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,863,372  9,863,372    9,863,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)  (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ---------  ---------    ---------   ---------   ---------   ---------

                                                          9,419,972  9,419,972    9,419,972   9,519,972   9,519,972   9,519,972
                                                          =========  =========    =========   =========   =========   =========

Net loss per share...............................         $   (0.19)  $  (0.04)    $  (0.23)   $  (0.12)   $  (0.12)   $  (0.24)
                                                          =========  =========    =========   =========   =========   =========


DILUTED
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,863,372  9,863,372    9,863,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)  (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ---------  ---------    ---------   ---------   ---------   ---------
                                                          9,419,972  9,419,972    9,419,972   9,519,972   9,519,972   9,519,972
                                                          =========  =========    =========   =========   =========   =========
Net loss per share assuming dilution.............         $   (0.19)  $  (0.04)    $  (0.23)   $  (0.12)   $  (0.12)   $  (0.24)
                                                          =========  =========    =========   =========   =========   =========

                                                                        As of or for the six months ended June 30,
                                                                        ------------------------------------------

Net loss.........................................         $  (2,560)  $   (668)    $ (3,228)   $ (2,648)   $ (1,557)   $ (4,205)
                                                          =========  =========    =========   =========   =========   =========
BASIC
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,863,372  9,863,372    9,863,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)  (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ---------  ---------    ---------   ---------   ---------   ---------
                                                          9,419,972  9,419,972    9,419,972   9,519,972   9,519,972   9,519,972
                                                          =========  =========    =========   =========   =========   =========
Net loss per share...............................         $   (0.27)  $  (0.07)    $  (0.34)   $  (0.28)   $  (0.16)   $  (0.44)
                                                          =========  =========    =========   =========   =========   =========


DILUTED
Number of shares:
Weighted average number of ordinary shares
   outstanding...................................         9,863,372  9,863,372    9,863,372   9,963,372   9,963,372   9,963,372
Weighted average treasury shares held............          (443,400)  (443,400)    (443,400)   (443,400)   (443,400)   (443,400)
                                                          ---------  ---------    ---------   ---------   ---------   ---------
                                                          9,419,972  9,419,972    9,419,972   9,519,972   9,519,972   9,519,972
                                                          =========  =========    =========   =========   =========   =========

Net loss per share assuming dilution.............         $   (0.27)  $  (0.07)    $  (0.34)   $  (0.28)   $  (0.16)   $  (0.44)
                                                          =========  =========    =========   =========   =========   =========

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